Exhibit 99.B(14)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions “Experts” and “Financial Highlights of the Munder Funds” in the Proxy Statement and Prospectus of Munder Series Trust and to the incorporation by reference of our reports, dated August 23, 2013, on the financial statements and financial highlights of Munder Bond Fund, Munder Growth Opportunities Fund, Munder Index 500 Fund, Munder Integrity Mid-Cap Value Fund, Munder Integrity Small/Mid-Cap Value Fund, Munder International Fund — Core Equity, Munder International Small-Cap Fund, Munder Micro-Cap Equity Fund, Munder Mid-Cap Core Growth Fund, and Munder Veracity Small-Cap Value Fund, included in the Annual Reports to Shareholders for the fiscal year ended June 30, 2013 in this Registration Statement of Munder Series Trust on Form N-14.

We also consent to the references to our firm under the captions “Financial Highlights” in each Prospectus and “Service Providers”, “Independent Registered Public Accounting Firm” and “Financial Statements” in the Statement of Additional Information of Munder Series Trust, dated October 29, 2013, which are incorporated by reference in the Proxy Statement and Prospectus in the Registration Statement of Munder Series Trust on Form N-14.

/s/ ERNST & YOUNG LLP

Boston, Massachusetts

July 23, 2014